Exhibit 10.1
NORTEL NETWORKS CORPORATION
Toronto, March 1, 2005

Mr. Lynton (Red) Wilson
Chairman of the Board
Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario L6T 5P6
Dear Red:
We refer to our letter to you of January 10, 2005 and our undertakings set forth therein.
We have been advised by Nortel Networks Corporation (“Nortel”) that the trading restrictions under the current cease trading orders issued by the Canadian securities regulatory authorities and/or Section 306(a) of the U.S. Sarbanes-Oxley Act of 2002 may preclude us from deciding to make payments of our respective RTP Amounts through the surrender of Nortel common shares (“NNC Shares”) until after such restrictions have been rescinded and/or cease to apply. Accordingly, as Nortel has suggested, we will make the first scheduled payment of our respective RTP Amounts five business days after Nortel notifies us in writing that we are no longer barred from trading in Nortel securities under applicable Canadian or U.S. rules. If any of us chooses to make such payment in NNC Shares and such scheduled payment date is not within a Window Period as defined in Nortel Procedure No. 320-28, the surrender of shares to be made on account of such payment will be made by those so choosing on the first business day of the first open Window Period immediately following such scheduled payment date.
Yours very truly,

/s/ Pascal Debon	/s/ John Giamatteo

Pascal Debon	John Giamatteo

/s/ Malcolm Collins	/s/ Steven Pusey

Malcolm Collins	Steven Pusey

/s/ Brian McFadden	/s/ Chahram Bolouri

Brian McFadden	Chahram Bolouri

/s/ Susan L. Spradley	/s/ Robert Mao

Susan L. Spradley	Robert Mao

/s/ Nicholas DeRoma	/s/ Greg Mumford

Nicholas DeRoma	Greg Mumford

/s/ William Donovan	/s/ Dion Joannou

William Donovan	Dion Joannou